UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 6, 2017

FIRST REAL ESTATE INVESTMENT TRUST OF NEW JERSEY

(Exact name of registrant as specified in charter)

New Jersey	000-25043	22-1697095
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Main Street, Hackensack, New Jersey	07601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 488-6400

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Section 5 – Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders

The 2017 Annual Meeting of Shareholders (the “2017 Annual Meeting”) of First Real Estate Investment Trust of New Jersey (the “Trust”) was held on April 6, 2017. The following matters were submitted to the shareholders of the Trust at the 2017 Annual Meeting for their approval:

Election of Trustees:

The shareholders of the Trust elected Robert S. Hekemian, David F. McBride and Robert S. Hekemian, Jr. to serve Trustees of the Trust for three-year terms.  The balloting for election was as follows:

Name	Votes For	Votes Withheld	Abstentions	Broker Non-Votes
Robert S. Hekemian	3,715,405	9,040	-	-
David F. McBride	3,723,595	850	-	-
Robert S. Hekemian, Jr.	3,723,795	650	-	-

Advisory resolution to approve the compensation of the Trust’s executive officers:

The shareholders of the Trust voted to approve an advisory resolution approving the compensation of the Trust’s executive officers as disclosed in the Trust’s proxy statement for the 2017 Annual Meeting pursuant to the requirements of Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules promulgated thereunder. Balloting for this vote was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
3,639,445	50,199	34,801	-

Advisory resolution to determine the frequency of the advisory resolution to approve the compensation of the Trust’s executive officers:

The shareholders of the Trust voted upon an advisory resolution to determine whether the aforementioned advisory vote to approve the compensation of the Trust’s executive officers will occur every year, every two years or every three years pursuant to the requirements of Section 14A of the Exchange Act and the rules promulgated thereunder. The shareholders voted for the approval of a three-year interval. Balloting for this vote was as follows:

One Year	Two Years	Three Years	Abstentions	Broker Non-Votes
635,906	77,338	2,971,571	39,630	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST REAL ESTATE INVESTMENT TRUST OF NEW JERSEY
(Registrant)

By:	/s/ Robert S. Hekemian
Robert S. Hekemian
Chairman of the Board

Date: April 7, 2017